Exhibit 99.1

Press Release
General Inquiries: (713) 783-8000 www.sanchezmidstream.com

Sanchez Midstream Partners Reports

Fourth-Quarter and Full-Year 2018 Financial Results

HOUSTON--(GLOBE NEWSWIRE)--March 7, 2019--Sanchez Midstream Partners LP (NYSE American: SNMP) (“SNMP” or the “Partnership”) today reported fourth-quarter and full-year 2018 results.  Highlights from the report include:

•	Fourth-quarter 2018 net income of $15.6 million, which compares to net income of $0.4 million for third-quarter 2018;
•	Fourth-quarter 2018 Adjusted EBITDA (a non-GAAP financial measure) of $14.9 million, which compares to Adjusted EBITDA of $18.4 million for third-quarter 2018;
•	The Partnership declared and paid a fourth-quarter 2018 cash distribution on common units of $0.15 per unit ($0.60 per unit annualized) in February 2019; and
•	Fourth-quarter 2018 cash available for distribution (a non-GAAP financial measure) was $3.2 million, resulting in a distribution coverage ratio of approximately 1.3 times.

MANAGEMENT COMMENTARY

“The Partnership achieved a number of key milestones in 2019,” said Gerry Willinger, chief executive officer of the general partner of SNMP.  “Having completed the transformation of SNMP to a midstream partnership in 2017, we expanded the Partnership’s 50 / 50 midstream joint venture with Targa Resources Corp. last year through the creation of Carnero G&P LLC.  In addition to simplifying our previous joint ventures with Targa, the Carnero JV enhances our midstream strategy, secures and expands our opportunity to capture third-party volumes in South Texas, and is expected to provide additional stable, fee-based cash flow to the Partnership over time.

“The fee-based nature of our business allowed us to return approximately $5.18 per unit to our common unitholders between third-quarter 2015 and second-quarter 2018 while maintaining a distribution coverage ratio indicative of a healthy business.  However, with the shift in the capital markets generally away from valuing master limited partnerships on yield, we made the decision in November 2018 to reset the Partnership’s cash distribution and turned our focus to other means of returning value to unitholders.  Since announcing that decision, we have reduced our debt outstanding by $6 million, while maintaining a distribution coverage ratio of approximately 1.3 times or better.

“As we enter 2019, our distribution policy remains in focus.  We have seen little change in the capital markets and are closely monitoring the progress of Sanchez Energy Corporation as management works to improve its understanding of the large and complex Comanche asset, manage production declines and strengthen the company’s balance sheet in the face of the commodity price downturn that began late last year.  We note that Sanchez Energy Corporation’s preliminary 2019 capital budget, which is a substantial reduction to prior year capital spending, is likely to impact production over the near term.  With this in mind, we will continue to work diligently on the Partnership’s strategic plan with an eye toward creating value for unitholders.”

Financial Results

The Partnership’s fourth-quarter 2018 revenues totaled $29.9 million.  Fourth-quarter 2018 revenues include $16.1 million from the midstream activities of Western Catarina Midstream and the Seco Pipeline and $4.4 million from production activities.  The balance of the Partnership’s fourth-quarter 2018 revenues came from a loss on hedge settlements ($0.1 million) and a gain on mark-to-market activities ($9.5 million), which is a non-cash item.

The Partnership’s full-year 2018 revenues totaled $83.6 million.  Full-year 2018 revenues include $59.7 million from the midstream activities of Western Catarina Midstream and the Seco Pipeline and $22.6 million from production activities.  The balance of the Partnership’s full-year 2018 revenues came from a loss on hedge settlements ($1.4 million) and a gain on mark-to-market activities ($2.7 million), which is a non-cash item.

Earnings from Carnero G&P LLC (the “Carnero JV”) totaled $3.2 million for fourth-quarter 2018 and $12.9 million for full-year 2018.  The Partnership received a cash distribution of $4.7 million from the Carnero JV in February 2019 related to fourth-quarter 2018 activity, bringing the total cash distributions from midstream joint ventures to $22.6 million for full-year 2018.

On a GAAP basis, the Partnership reported net income of $15.6 million for fourth-quarter 2018, which compares to net income of $0.4 million for third-quarter 2018 and net income of $0.3 million for fourth-quarter 2017.  The Partnership reported net income of $15.7 million for full-year 2018, which compares to a net loss of $3.0 million for full-year 2017.

Adjusted EBITDA was approximately $14.9 million for fourth-quarter 2018, which compares to Adjusted EBITDA of $18.4 million for third-quarter 2018.  The Partnership’s full-year 2018 Adjusted EBITDA was $69.4 million, which is seven percent higher when compared to Adjusted EBITDA of $65.0 million for full-year 2017.

Adjusted EBITDA is a non-GAAP financial measure that is defined below and reconciled in the tables included with this press release.

liquidity Update

As of Dec. 31, 2018, the Partnership had $180 million in debt outstanding under its credit facility, which has a current borrowing base of $303.1 million and an elected commitment amount of $210 million.  The midstream portion of the borrowing base is approximately $278.1 million, which results in the Partnership’s midstream collateral covering the $210 million elected commitment amount by more than 1.3 times.  The Partnership made a principal payment of $2.0 million in February 2019, resulting in $178 million in debt outstanding under the credit facility as of March 7, 2019.

The Partnership had approximately $2.9 million in cash and cash equivalents as of Dec. 31, 2018.

HEDGE UPDATE

For full-year 2019, the Partnership has hedged approximately 0.5 billion cubic feet of its natural gas production at an effective NYMEX fixed price of approximately $2.85 per million British thermal units and approximately 234 thousand barrels of its crude oil production at an effective NYMEX fixed price of approximately $60.46 per barrel.  The Partnership has additional hedges covering a portion of its production in 2020.  More information on the Partnership’s hedge positions can be found in in SNMP’s documents on file with the U.S. Securities and Exchange Commission (SEC) at www.sec.gov.

COMMON UNITS

The Partnership had 17,464,315 common units issued and outstanding as of March 7, 2019.

DISTRIBUTIONS

On Feb. 7, 2019, the Partnership declared a fourth-quarter 2018 cash distribution on its common units of $0.15 per unit ($0.60 per unit annualized).  The Partnership also declared a fourth-quarter 2018 distribution to the holders of its Class B preferred units equal to $0.28225 per Class B preferred unit.

Based on fourth-quarter 2018 Adjusted EBITDA of $14.9 million, cash interest expense of $2.4 million, maintenance capital of $0.4 million, and $8.8 million in preferred distributions, the Partnership generated approximately $3.2 million in cash available for distribution during fourth-quarter 2018, resulting in a distribution coverage ratio of approximately 1.3 times.

Cash available for distribution is a non-GAAP financial measure that is defined below.  The Partnership’s calculation of cash available for distribution is provided in the tables included with this press release.

About the Partnership

Sanchez Midstream Partners LP (NYSE American: SNMP) is a growth-oriented publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy related assets in North America.  The Partnership has ownership stakes in oil and natural gas gathering systems, natural gas pipelines and natural gas processing facilities, all located in the Western Eagle Ford in South Texas.

Additional Information

Additional information about SNMP can be found in the Partnership’s documents on file with the SEC which are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov.

unitholder access to 2018 10-k

The Partnership has filed its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018 (“Form 10-K”) with the SEC.  A copy of the Form 10-K, which includes the Partnership’s complete audited financial statements, may be found on the SEC’s website at www.sec.gov and on the Partnership’s website at www.sanchezmidstream.com by selecting the “Investors” tab and then selecting “SEC Filings” from the dropdown menu.  The Partnership will provide any unitholder with a hard copy of its Form 10-K, which includes SNMP’s complete audited financial statements, free of charge at any time upon request.  Requests can be directed in writing to SNMP Investor Relations, 1000 Main Street, Suite 3000, Houston, TX 77002 or by email to ir@sanchezmidstream.com.

Non-GAAP FINANCIAL Measures

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use Adjusted EBITDA and cash available for distribution, non-GAAP financial measures, in this press release.  We believe that non-GAAP financial measures are helpful in understanding our past financial performance and potential future results, particularly in light of the effect of various transactions effected by us.  We define Adjusted EBITDA as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation expense; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settled early; (xii) (gain) loss on embedded derivatives; and (xiii)

acquisition and divestiture costs.  We define cash available for distribution as Adjusted EBITDA less cash interest expense; cash distributions on preferred units; and maintenance capital.

Adjusted EBITDA and cash available for distribution are significant performance metrics used by our management to indicate (prior to the establishment of any cash reserves by the board of directors of our general partner) the distributions that we would expect to pay to our unitholders.  Specifically, these financial measures indicate to investors whether or not we are generating cash flows at a level that can sustain or support a quarterly distribution or any increase in our quarterly distribution rates.  Adjusted EBITDA and cash available for distribution are also used as quantitative standards by our management and by external users of our financial statements such as investors, research analysts, our lenders and others to assess: (i) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and (iii) our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations.  The most directly comparable GAAP measure to Adjusted EBITDA and cash available for distribution is net income (loss).  Our non-GAAP financial measures of Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income (loss).  Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income (loss).  Adjusted EBITDA and cash available for distribution should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.  Because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

For reconciliations of Adjusted EBITDA and cash available for distribution to net income (loss), the most comparable GAAP financial metric, please see the tables below.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered “forward–looking statements” as defined by the SEC.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our business strategy; our acquisition strategy;

our financing strategy; our ability to make, maintain and grow distributions; our future operating results; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; our future operating results; the ability of our partners to perform under our joint ventures and partnerships; our future capital expenditures; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  Important factors that could cause our actual results to differ materially from the expectations listed in the forward-looking statements include, among others, our ability to successfully execute our business, acquisition and financing strategies; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; the credit worthiness and performance of our counterparties, including financial institutions, operating partners, customers and other counterparties; our ability to make, maintain and grow distributions; the ability of our partners to perform under our joint ventures and partnerships; the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities; our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements; the timing and extent of changes in prices for, and demand for, natural gas, natural gas liquids and oil; our ability to successfully execute our hedging strategy and the resulting realized prices therefrom; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may, therefore, be imprecise; and other factors described in our most recent Annual Report on Form 10-K and any updates to those risk factors set forth in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  Our filings with the SEC are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov.  Management’s assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in forward-looking statements.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

ir@sanchezmidstream.com

(877) 847-0009

Sanchez Midstream Partners LP

Operating Statistics

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Gathering and Transportation Throughput:

Seco Pipeline
Natural gas (MMcf)	539	5,298	12,920	7,091

Western Catarina Midstream
Oil (MBbls)	1,354	1,169	4,655	4,219
Oil (MBbls/d)	15	13	13	12
Natural gas (MMcf)	15,302	15,793	57,372	59,833
Natural gas (MMcf/d)	166	172	157	164

Net Production in MBoe:

Total production (MBoe)	82	148	439	936
Average daily production (Boe/d)	891	1,609	1,203	2,565

Average Sales Price per Boe:

Net realized price, including hedges (1)	$53.06	$43.93	$48.41	$40.19
Net realized price, excluding hedges (2)	$53.32	$41.28	$51.52	$30.41

(1)	Excludes impact of mark-to-market gains (losses).
(2)	Excludes the impact of all hedging gains (losses).

Sanchez Midstream Partners LP

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	($ in thousands, except per unit amounts)

Oil, liquids, and gas sales	$4,373	$6,150	$22,618	$28,377
Gathering and transportation sales	1,720	16,204	6,651	55,825
Gathering and transportation lease revenues	14,391	—	53,025	—
Gain (loss) on mark-to-market activities	9,399	(3,637)	1,316	3,947
Total revenues	29,883	18,717	83,610	88,149

Operating expenses:
Lease operating expenses	1,981	2,395	7,864	12,994
Transportation operating expenses	3,337	2,611	12,316	11,600
Cost of sales	—	—	—	77
Production taxes	203	310	1,104	1,476
General and administrative	6,460	5,079	23,653	22,655
Unit-based compensation expense (benefit)	(1,002)	1,422	1,938	3,373
Gain on sale of assets	(560)	(1,604)	(3,186)	(4,150)
Depreciation, depletion and amortization	6,307	6,813	25,987	34,830
Asset impairments	—	—	—	4,688
Accretion expense	125	126	497	773
Total operating expenses	16,851	17,152	70,173	88,316

Other (income) expense:
Interest expense, net	2,796	2,347	10,961	8,341
Earnings from equity investments	(3,163)	(3,488)	(12,859)	(7,885)
Other (income) expense	(2,422)	2,417	(546)	2,417
Total expenses, net	14,062	18,428	67,729	91,189
Income (loss) before income taxes	15,821	289	15,881	(3,040)
Income tax expense	190	—	190	—
Net income (loss)	15,631	289	15,691	(3,040)
Less:
Preferred unit paid-in-kind distributions	—	—	(3,500)	(2,625)
Preferred unit distributions	(8,837)	(8,750)	(33,425)	(33,250)
Preferred unit amortization	(651)	(496)	(2,358)	(1,796)
Net gain (loss) attributable to common unitholders	$6,143	$(8,957)	$(23,592)	$(40,711)

Adjusted EBITDA (1)	$14,865	$21,404	$69,399	$65,029

Net loss per unit
Common units - Basic	$0.39	$(0.62)	$(1.55)	$(2.90)
Common units - Diluted	$0.33	$(0.62)	$(1.55)	$(2.90)
Weighted Average Units Outstanding
Common units - Basic	15,708,244	14,486,001	15,264,284	14,039,726
Common units -Diluted	47,019,140	14,486,001	15,264,284	14,039,726

(1)	Adjusted EBITDA is a non-GAAP financial measure. For more information, see the NON-GAAP FIANANCIAL MEASURES section of this press release.

Sanchez Midstream Partners LP

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2018	2017
	($ in thousands)

Current assets	$13,886	$17,527
Midstream and production assets, net	198,334	213,145
Other assets	274,465	297,751
Total assets	$486,685	$528,423

Current liabilities	$10,809	$13,413
Long-term debt, net of debt issuance costs	178,582	187,808
Other long-term liabilities	12,057	12,598
Total liabilities	201,448	213,819

Mezzanine equity	349,857	343,912

Partners' deficit	(64,620)	(29,308)
Total partners' deficit	(64,620)	(29,308)
Total liabilities and partners' capital	$486,685	$528,423

Sanchez Midstream Partners LP

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution

			Three Months	Three Months	Three Months
	Three months ended		Ended	Ended	Ended	Year Ended
	December 31,		March 31,	June 30,	September 30,	December 31,
	2018	2017	2018	2018	2018	2018	2017
	($ in thousands)

Net income (loss)	$15,631	$289	$1,442	$(1,795)	$413	$15,691	$(3,040)
Adjusted by:
Interest expense, net	2,796	2,347	2,599	2,780	2,786	10,961	8,341
Income tax expense	190	—	—	—	—	190	—
Depreciation, depletion and amortization	6,307	6,813	6,628	6,545	6,507	25,987	34,830
Asset impairments	—	—	—	—	—	—	4,688
Accretion expense	125	126	126	123	123	497	773
Gain on sale of assets	(560)	(1,604)	—	(2,388)	(238)	(3,186)	(4,150)
Unit-based compensation expense	(1,002)	723	1,438	1,347	155	1,938	3,373
Unit-based asset management fees	1,355	2,342	2,279	2,647	2,365	8,646	8,820
Distributions in excess of equity earnings	1,496	3,504	1,837	2,360	4,061	9,754	5,792
(Gain) loss on mark-to-market activities	(11,843)	6,385	1,978	4,453	2,183	(3,229)	7,558
Commodity derivatives settled early	—	—	—	—	—	—	(3,602)
Acquisition and divestiture costs	370	479	251	1,529	—	2,150	1,646
Adjusted EBITDA (1)	$14,865	$21,404	$18,578	$17,601	$18,355	$69,399	$65,029
Adjusted by:
Maintenance capital expenditures(2)	(400)	(600)	(400)	(400)	(400)	(1,600)	(2,400)
Cash interest expense	(2,447)	(2,150)	(2,300)	(2,488)	(2,528)	(9,763)	(7,643)
Cash distributions on preferred units	(8,837)	(8,750)	(8,750)	(7,000)	(8,838)	(33,425)	(33,250)
Cash available for distribution (1)	$3,181	$9,904	$7,128	$7,713	$6,589	$24,611	$21,736

(1)	Adjusted EBITDA and cash available for distribution are non-GAAP financial measures. For more information, see the NON-GAAP FIANANCIAL MEASURES section of this press release.
(2)

Represents estimated maintenance capital expenditures attributable to our controlling interest in our midstream and production assets. Maintenance capital expenditures are cash expenditures made to maintain, over the long-term, our operating capacity, operating income or asset base. Examples of maintenance capital expenditures are expenditures to develop and replace our oil and natural gas reserves as well as the repair, refurbishment and replacement of gathering and transportation assets, to maintain equipment reliability, integrity and safety and to address environmental laws and regulations.